EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated January 14, 2009 in the Amendment No. 2 to the Registration Statement (File No. 333-154806) and related Prospectus of Claymore Securities Defined Portfolios, Series 526.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
January 14, 2009